EXHIBIT 10.5













                                ROUNDY'S, INC.

                         1991 STOCK INCENTIVE PLAN







                        Effective November 1, 1991

                        (Revised February 9, 1993)

                          (Amended June 3, 1998)

                        (Amended October 24, 2000)

                                ROUNDY'S, INC.

                         1991 STOCK INCENTIVE PLAN

                        Effective November 1, 1991
                        (Revised February 9, 1993)
                          (Amended June 3, 1998)
                        (Amended October 24, 2000)

                          TABLE OF CONTENTS
                          -----------------

SECTION 1.  DEFINITIONS                            Page
----------  -----------------                      ----

 1.1        Affiliate...........................    1-1
 1.2        Agreement...........................    1-1
 1.3        Base Price..........................    1-1
 1.4        Board...............................    1-1
 1.5        Book Value..........................    1-1
 1.6        Change in Control...................    1-1
 1.7        Code................................    1-2
 1.8        Committee...........................    1-2
 1.9        Company.............................    1-2
 1.10       Company Stock.......................    1-2
 1.11       Director............................    1-2
 1.12       Eligible Employee...................    1-2
 1.13       Exercise Period.....................    1-2
 1.14       Fair Market Value...................    1-3
 1.15       Grantee.............................    1-3
 1.16       Option..............................    1-3
 1.17       Option Price........................    1-3
 1.18       Person..............................    1-3
 1.19       Plan................................    1-3
 1.20       SAR.................................    1-3
 1.21       Subsidiary..........................    1-3
 1.22       Vesting Interval....................    1-3
 1.23       Vesting Rate........................    1-4

SECTION 2.  PARTICIPATION
----------  -----------------

 2.01       Purpose.............................    2-1
 2.02       Eligibility.........................    2-1
 2.03       No Employment Rights................    2-1

SECTION 3.  COMMITTEE
----------  -----------------

 3.01       Administration......................    3-1
 3.02       Authority of Committee..............    3-1

                                      (i)

Table of Contents
(cont'd.)

SECTION 4.  TERMS OF OPTIONS                       Page
----------  -----------------                      ----

 4.01       General.............................    4-1
 4.02       Option Price........................    4-1
 4.03       Period for Exercise.................    4-1
 4.04       Exercise of Option..................    4-3
 4.05       Date Option Granted.................    4-3

SECTION 5.  TERMS OF SARS
----------  -----------------

 5.01       General.............................    5-1
 5.02       Base Price..........................    5-1
 5.03       Period for Exercise.................    5-1
 5.04       Exercise of SAR.....................    5-2
 5.05       Date SAR Granted....................    5-3

SECTION 6.  COMPANY STOCK
----------  -----------------

 6.01       Number of Shares Subject to Options.    6-1
 6.02       Maximum Number of SARs..............    6-1
 6.03       Effect of Stock Dividends,
            Merger, etc.........................    6-1

SECTION 7.  GENERAL
----------  -----------------

 7.01       Government and Other Regulations....    7-1
 7.02       Nontransferability..................    7-1
 7.03       General Restriction.................    7-1
 7.04       Changes in Terms of Outstanding
            Options & SARs......................    7-1
 7.05       No Rights as Stockholder............    7-2
 7.06       Effective Date and Duration of Plan.    7-2
 7.07       Amendments..........................    7-2
 7.08       Construction........................    7-2

                                      (ii)

                                   SECTION 1
                                   ---------

                                  DEFINITIONS

     1.1  "Affiliate" shall mean:

          (a) any Person who directly or indirectly controls, is controlled by or is under common control with another Person;

          (b) any Person who owns (of record or beneficially) or controls ten percent (10%) or more of the outstanding voting securities of another Person;

          (c) any Person who is an officer, director or partner of another Person; or

          (d) any corporation or partnership of which another Person is an officer, director or partner.

     1.2 "Agreement" shall mean the written agreement entered into by and between the Company and a Grantee pursuant to which the Grantee is granted an Option or a SAR.

     1.3 "Base Price" shall mean the price per share of Company Stock from which the amount payable upon exercise of a SAR, under Section 5.04 hereof, is measured.

     1.4  "Board" shall mean the Board of Directors of the Company.

     1.5 "Book Value" shall mean the book value of a share of Company Stock as determined from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis as determined by the independent certified accountants of the Company who audit the Company's financial statements.

     1.6  "Change in Control" shall mean the occurrence of:

          (a) a sale, assignment or transfer by the Company of all, or substantially all, of its operating assets or business in a single transaction, or a series of related transactions, except any sales, assignments or transfers to Affiliates of the Company;

          (b) the merger, consolidation or reorganization of the Company with or into any other corporation or corporations, other than Affiliates of the Company, or other similar business combination or reorganization; or

          (c) the acquisition, by any Person or group of Persons acting in concert, other than Affiliates of the Company, directly or indirectly, of Company Stock which, when added to other shares of Company Stock held by such Person or group of Persons, results in such Person or group of Persons holding a majority of the issued and outstanding shares of any class of the common stock of the Company.

     1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor or substitute statute.

     1.8 "Committee" shall mean the Executive Compensation Committee of the Board which shall consist of three (3) Directors who are not employees or officers of the Company plus the Company's chief executive officer (who shall be a non-voting member of the Committee).

     1.9  "Company" shall mean Roundy's, Inc., a Wisconsin corporation.

     1.10 "Company Stock" shall mean the Class B Common Stock of the Company of the par value of $1.25 per share and such other stock and securities as may be substituted therefor pursuant to Section 6.03.

     1.11 "Director" shall mean a member of the Board.

     1.12 "Eligible Employee" shall mean any senior executive or key employee of the Company or a Subsidiary who satisfies all of the requirements of Section 2.02 and is not excluded under Section 3.01.

     1.13 "Exercise Period" shall mean the period of time provided pursuant to
           Section 4.03 and Section 5.03 within which an Option or a SAR, respectively, may be exercised.

     1.14 "Fair Market Value" shall mean as of a particular date (the "Determination Date") the highest price per share (in money or money's worth) (hereinafter "Trading Price") at which any share of Company Stock is purchased or otherwise acquired (or into which any share of Company Stock is converted or for which it is exchanged) in a bona fide, arms length transaction between unrelated parties, during the twelve-month period ending on (and including) the Determination Date.

     1.15 "Grantee" shall mean any person who is granted an Option or a SAR under the Plan.

     1.16 "Option" shall mean an Option granted under this Plan, which shall be a nonstatutory stock option pursuant to the Code.

     1.17 "Option Price" shall mean the price at which each share of Company Stock covered by an Option may be purchased.

     1.18 "Person" shall mean an individual, firm, partnership, corporation, trust, pension plan or other entity.

     1.19 "Plan" shall mean the Roundy's, Inc. 1991 Stock Incentive Plan, as may be amended from time to time.

     1.20 "SAR" shall mean a Stock Appreciation Right granted under this Plan.

     1.21 "Subsidiary" shall mean any corporation, now or hereafter in existence, in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

     1.22 "Vesting Interval" shall mean the time period provided for under any Agreement between the respective dates on which each incremental amount of the total number of Options or SARs granted under said Agreement becomes exercisable.

     1.23 "Vesting Rate" shall mean the percentage of the total number of Options or SARs under any Agreement which becomes exercisable in each Vesting Interval.

                                   SECTION 2
                                   ---------

                                 PARTICIPATION

    2.01 Purpose.
         --------

         The purpose of the Plan is to further the growth and success of the Company by providing senior executives and key employees with additional incentive to contribute to such growth and success and by aiding the Company in attracting and retaining senior executives and key employees.

    2.02 Eligibility.
         ------------

     (a) Senior executives and key employees of the Company and its Subsidiaries (including officers and employees who may be Directors) who, in the sole opinion of the Committee, upon the recommendation of the President and Chief Executive Officer of the Company, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Options.

     (b) Key employees of the Company and its Subsidiaries (including officers and employees who may be Directors) who, in the sole opinion of the Committee, upon the recommendation of the President and Chief Executive Officer of the Company, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for SARs.

     (c) From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom Options and SARs shall be granted. No Eligible Employee shall have any right whatsoever to receive Options or SARs unless so determined by the Committee.

    2.03 No Employment Rights. The Plan shall not be construed as conferring any rights upon any individual for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any individual or to take any other action affecting such individual.

                                   SECTION 3
                                   ---------

                                   COMMITTEE

    3.01 Administration.
         ---------------

         The Plan shall be administered by the Committee. The Committee shall hold meetings upon such notice and at such place or places, and at
         such time or times as it may from time to time determine.   A
         majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and the acts of a majority of the members participating in any meeting at which a quorum is present shall be the acts of the Committee. The Committee may act without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Committee and filed with the minutes of the Committee. Members of the Committee who are not employees of the Company or a Subsidiary shall not be Eligible Employees.

    3.02 Authority of Committee.
         -----------------------

         Subject to the provisions of the Plan, the Committee shall have full, complete and final authority to determine:

    (a)  the persons to whom Options and SARs shall be granted;

    (b)  the number of shares to be included in each Option and SAR;

    (c)  the price at which the shares included in each Option may be purchased;

    (d)  the date or dates on which Options and SARs are granted;

    (e) the period or periods of time within which each Option and SAR may be exercised;

    (f)  the Vesting Rates and Vesting Intervals under any Agreement; and

    (g) any other terms or provisions of any Agreement which the Committee in its discretion deems appropriate.

    The Committee is empowered, in its discretion, (i) to modify or renew or extend the term of any Option and SAR theretofore granted, subject to the limitations set forth in Sections 4 and 5, respectively, (ii) to adopt, amend and rescind such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan, (iii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or a SAR previously granted by the Committee,
(iv) to shorten the Exercise Period for any Option or any SAR theretofore granted, and (v) to accelerate the vesting of any Option or any SAR theretofore granted; provided, however, that any such discretionary acceleration may occur with respect to any Agreement only once in any single Vesting Interval, and no such discretionary acceleration may increase the vesting Rate for any Vesting Interval under any Agreement to a rate which is more than the greater of
(x) 40% or (y) twice the Vesting Rate in effect under such Agreement for such Vesting Interval immediately prior to such acceleration; and provided further, however, that the limitations contained in the preceding proviso shall not apply to preclude the Committee from accelerating the vesting of any Option or SAR upon the occurrence of a Change In Control, nor shall they apply to any acceleration of vesting which occurs pursuant to the express provisions of any Agreement. The Committee shall also have full and complete discretionary authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation and administration of the Plan shall be final, conclusive and binding on all Grantees and any other holders of any Options and SARs granted under the Plan. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   SECTION 4
                                   ---------

                               TERMS OF OPTIONS

    4.01 General.
         --------

         Each Option shall be evidenced by an Agreement between the Company and the Grantee which shall be subject to applicable provisions of the Plan and shall contain the terms and conditions required by this
         Section 4, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

    4.02 Option Price.
         -------------

         The price at which each share of Company Stock covered by an Option may be purchased shall be equal to one hundred percent (100%) of the Book Value of the Company Stock as of the last day of the Company's fiscal year immediately preceding the date the Option is granted.

    4.03 Period for Exercise.
         --------------------

         Each Stock Option Agreement shall state the period or periods of time within which the Option may be exercised by the Grantee, in whole or in part, which shall be such period or periods of time as may be determined in each case by the Committee, provided that:

    (a) The Exercise Period of any Option may not extend beyond a date which is fifteen (15) years from the date on which the Option is granted;

    (b) Notwithstanding the specified Exercise Period of any Option, if the Grantee's employment by the Company and its Subsidiaries is terminated within the Exercise Period for any reason other than for "cause" [as defined in Section 4.03(c)] or death, the Exercise Period for any Option which is exercisable as of the date of termination shall expire on the earlier of its specified expiration date or a date which is ninety (90) days following the date of such termination;

    (c) Notwithstanding the specified Exercise Period of any Option, if the Grantee's employment by the Company and its Subsidiaries is terminated within the Exercise Period and the Committee finds that there exists "cause" for such termination, the Exercise Period for any Option held by the Grantee shall expire on the date of such termination of employment. For purposes of this Section 4.03(c), the term "cause" shall mean the commission by Grantee of an act of fraud, dishonesty or moral turpitude involving the Company, any material breach by the Grantee of the Company's Code of Business Ethics and Conduct Policy as the same may be in effect from time to time, disloyalty to the Company's best interests, or the Grantee's commission (whether or not he or she is charged or convicted) of any act which would constitute, under any federal or state law, a crime carrying a maximum penalty of at least one year incarceration or a fine or forfeiture of at least $5,000; and

    (d) Notwithstanding the specified Exercise Period of any Option, if the Grantee dies during the Exercise Period while in the employ of the Company or a Subsidiary, the Exercise Period for any Option exercisable as of the date of death shall expire on the earlier of its specified expiration date or on 12:00 midnight on a date which is one year after the date of such death. Such Option may be exercised by the person or persons entitled to do so under the Grantee's last will and testament, by the Grantee's executor or personal representative, or, if the Grantee shall fail to make testamentary disposition of his or her Option or shall die intestate, by the person or persons entitled to receive the Option under applicable intestacy laws.

    (e)  Notwithstanding the provisions of the preceding paragraphs (a) through
         (d) of this Section 4.03, a Stock Option Agreement may provide for Exercise Periods extending beyond the limits specified in the preceding paragraphs (a) through (d) if such Stock Option Agreement is approved by the Board, by the affirmative vote of a majority of the Directors who are not parties to such Stock Option Agreement.

    4.04 Exercise of Option.
         -------------------

         Subject to Section 4.03, each Option may be exercised in whole or in part (but only with respect to whole shares) from time to time as specified in the Agreement. Each Grantee may exercise an Option by giving written notice of the exercise to the Company, specifying the number of shares of Company Stock to be purchased, accompanied by payment in full of the purchase price therefor, plus, if required, an amount equal to all applicable withholding taxes. The purchase price may be paid in cash, by check, or, with the approval of the Committee, in shares of Company Stock having, at the time the Option is exercised, an aggregate Fair Market Value equal to the purchase price of the shares acquired pursuant to the exercise of the Option, or a combination thereof. For purposes of this Section 4.04, an Option shall be considered to be exercised on the date notice of exercise and payment of the purchase price is personally delivered or deposited in the United States mail, first class, postage prepaid, addressed to the Company at its then current corporate headquarters.
         No Grantee shall be under any obligation to exercise any Option granted hereunder. The Grantee may exercise or not exercise the Option in his or her sole discretion.

    4.05 Date Option Granted.
         --------------------

         For purposes of the Plan, an Option shall be considered as having been granted on the date on which the Committee authorized the grant of the Option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the Option; provided, however, that in either case notice of the grant of the Option shall be given to the Grantee within a reasonable time.

                                   SECTION 5
                                   ---------

                                 TERMS OF SARS

    5.01 General.
         --------

         Each SAR shall be evidenced by an Agreement between the Company and the Grantee which shall be subject to applicable provisions of the Plan and shall contain the terms and conditions required by this
         Section 5, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

    5.02 Base Price.
         -----------

         The Base Price of a SAR shall be equal to one hundred percent (100%) of the Book Value of one share of Company Stock as of the last day of the Company's fiscal year immediately preceding the date the SAR is granted.

    5.03 Period for Exercise.
         --------------------

         Each Agreement shall state the period or periods of time within which the SAR may be exercised by the Grantee, in whole or in part, which shall be such period or periods of time as may be determined in each case by the Committee, provided that:

    (a) The Exercise Period of any SAR may not extend beyond a date which is fifteen (15) years from the date on which the SAR is granted;

    (b) Notwithstanding the specified Exercise Period of any SAR, if the Grantee's employment by the Company and its Subsidiaries is terminated within the Exercise Period for any reason other than for "cause" [as defined in Section 5.03(c)] or death, the Exercise Period for any SAR which is exercisable as of the date of termination shall expire on the earlier of the specified expiration date or a date which is ninety
         (90) days following the date of such termination;

    (c) Notwithstanding the specified Exercise Period of any SAR, if the Grantee's employment by the Company and its Subsidiaries is terminated within the Exercise Period and the Committee finds that there exists "cause" for such termination, the Exercise Period for any SAR held by the Grantee shall expire on the date of such termination of employment. For purposes of this Section 5.03(c), the term "cause" shall mean the commission by Grantee of an act of fraud, dishonesty or moral turpitude involving the Company, any material breach by the Grantee of the Company's Code of Business Ethics and Conduct Policy as the same may be in effect from time to time, disloyalty to the Company's best interests, or the Grantee's commission (whether or not he or she is charged or convicted) of any act which would constitute, under any federal or state law, a crime carrying a maximum penalty of at least one year incarceration or a fine or forfeiture of at least $5, 000; and

    (d) Notwithstanding the specified Exercise Period of any SAR, if the Grantee dies during the Exercise Period while in the employ of the Company or a Subsidiary, the Exercise Period of any SAR exercisable as of the date of death shall expire on the earlier of the specified expiration date or 12: 00 midnight on a date which is one year after the date of such death. Such SAR may be exercised by the person or persons entitled to do so under the Grantee's last will and testament, by the Grantee's executor or personal representative, or, if the Grantee shall fail to make testamentary disposition of his or her SAR or shall die intestate, by the person or persons entitled to receive the SAR under applicable intestacy laws.

    5.04 Exercise of SAR.
         ----------------

         Subject to Section 5.03, each SAR may be exercised in whole or in part (but only with respect to whole shares) from time to time as specified in the Agreement. Each Grantee may exercise a SAR by giving written notice of the exercise to the Company, specifying the number of SARs which are being exercised. Upon exercise of the SAR, the Grantee shall be paid an amount equal to the difference between (i) the Fair Market Value per share of the Company Stock as of the date on which the SAR is exercised and (ii) the Base Price less, if required, any applicable withholding taxes. For purposes of this
         Section 5.04, a SAR shall be considered to be exercised on the date notice of exercise is personally delivered or deposited in the United States mail, first class, postage prepaid, addressed to the Company at its then current corporate headquarters. No Grantee shall be under any obligation to exercise any SAR granted hereunder. The Grantee may exercise or not exercise a SAR in his or her sole discretion.

    5.05 Date SAR Granted.
         -----------------

         For purposes of the Plan, a SAR shall be considered as having been granted on the date on which the Committee authorized the grant of the SAR, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the SAR; provided, however, that in either case notice of the grant of the SAR shall be given to the Grantee within a reasonable time.

                                   SECTION 6
                                   ---------

                                 COMPANY STOCK

    6.01 Number of Shares Subject to Options.
         ------------------------------------

         The aggregate number of shares of Company Stock that may be sold or delivered under the Plan as Options shall not exceed Seventy Five Thousand (75,000) shares. Shares of Company Stock sold or delivered under the Plan may be authorized but unissued shares, shares reacquired by the Company, or a combination of both, as the Committee may from time to time determine. Shares of Company Stock not purchased under any Option granted under the Plan which are no longer available for purchase thereunder by virtue of the total or partial expiration, termination or voluntary surrender of the Option shall continue to be otherwise available for the purposes of the Plan.

    6.02 Maximum Number of SARs.
         -----------------------

         The aggregate number of SARs that may be issued or granted under the Plan shall not exceed the equivalent of Twenty Five Thousand (25,000) shares of Company Stock. SARs not exercised under the Plan which are no longer available for exercise by virtue of the total or partial expiration, termination or voluntary surrender of the SAR shall continue to be otherwise available for the purposes of the Plan.

    6.03 Effect of Stock Dividends, Merger, etc.
         ---------------------------------------

         In the event of any merger, consolidation, share exchange, split-up or combination involving the Company, if any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company Stock, resulting in a split-up or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan, the kind of shares then subject to Options granted and the per share Option Price and the number of then issued SARs therefor shall be proportionately and appropriately adjusted, without (in the case of Options) any change in the aggregate Option Price, all as the Committee may deem appropriate. If pursuant to any such transaction shares of Company Stock outstanding are exchanged for or converted into shares of stock or other equity securities of any other corporation or entity, all outstanding Options shall thereupon be converted into options to purchase, and all SARs shall thereupon be deemed to represent, a proportionate number of shares of the stock or other equity securities of such other corporation or entity into which Company Stock is thereby converted or exchanged, without (in the case of Options) any change in the aggregate Option Price, all as the Committee may deem appropriate.

                                   SECTION 7
                                   ---------

                                    GENERAL

    7.01 Government and Other Regulations.
         ---------------------------------

         The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by governmental entities.

    7.02 Nontransferability.
         -------------------

         No Option or SAR shall be transferable or assignable by the Grantee except by last will and testament or the laws of descent and distribution. During the Grantee's lifetime, Options and SARs shall be exercisable only by the Grantee or by the Grantee's guardian or legal representative.

    7.03 General Restriction.
         --------------------

         Each Option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of securities thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

    7.04 Changes in Terms of Outstanding Options and SARs.
         -------------------------------------------------

         For purposes of this Plan, a change in the terms (including, without limitation, any extension of the Term or Expiration Date) of an outstanding Option or SAR shall be not deemed to constitute the grant of a new Option or SAR, notwithstanding that such change may be so treated for financial accounting or other purposes.

    7.05 No Rights as Stockholder.
         -------------------------

         The holder of an Option shall not have any rights of a stockholder of the Company with respect to the shares of Company Stock subject to the Option until such shares of Company Stock shall have been delivered to him or her. The holder of a SAR shall not have any rights of a stockholder of the Company.

    7.06 Effective Date and Duration of Plan.
         ------------------------------------

         The Plan shall become effective November 1, 1991. No Options and no SARs shall be granted under the Plan after November 30, 2001.

    7.07 Amendments.
         -----------

         The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee's consent any Option or SAR theretofore granted under the Plan or deprive any Grantee of any shares of Company Stock which he or she may have acquired through or as a result of the Plan, or (b) in the event the Plan has been approved by the shareholders of the Company, be made without Company shareholder approval where such change would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the total number of shares of Common Stock that may be subject to Option or SARs under the Plan (other than as provided in Section 6.02), (iii) decrease the percentage relationship which must exist between the Option Price and the Book Value of the Company Stock as provided under Section 4.02, or (iv) alter the class of employees who are eligible to be granted Options and SARs pursuant to the provisions of Section 2.02.

    7.08 Construction.
         -------------

         Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.